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                                                                 EXHIBIT 10.8.4

                              ASSUMPTION AGREEMENT


          THIS ASSUMPTION AGREEMENT ("Agreement") is entered into as of the 15th day of August, 1996, by and between RESORT CAPITAL CORPORATION, a Delaware corporation ("Lender"), and SIGNATURE RESORTS, INC., a Maryland corporation ("Signature").

                                R E C I T A L S

          A. Lender and Fall Creek Resort, L.P., a Georgia limited partnership ("Fall Creek"), entered into that Commitment Agreement dated as of May 21, 1993 pursuant to which Lender agreed to purchase certain portfolios of promissory notes and mortgages then existing and thereafter arising from sales by Fall Creek to individuals purchasing interval estates in specific condominium parcels developed by Fall Creek as a time share condominium project known as The Plantation at Fall Creek (the "Fall Creek Purchase") for the purposes and upon the terms and conditions set forth therein (such Commitment Agreement, together with any and all renewals, extensions, amendments, replacements, restatements, supplements or modification, whether now or hereafter existing, is hereinafter referred to collectively as the "Fall Creek Commitment Agreement").

          B. Pursuant to that Private Placement Memorandum dated as of May 28, 1996, Signature solicited and received the consent and agreement of the general and limited partners of Fall Creek to exchange their respective interests in Fall Creek for shares of common stock in Signature (the "Consent Solicitation"). Pursuant to the Consent Solicitation, the general and limited partners of Fall Creek have exchanged their respective interests in such entities for shares of common stock in Signature. Essentially simultaneously therewith, each of the general and limited partners of Fall Creek were merged with and into Signature, and each of the interests of the general and limited partners of Fall Creek were transferred to Signature. As of the date of this Agreement, Signature constitutes the surviving corporation of such interest transfers (the "Signature Merger").

          C. Signature and Lender now desire and intend by this Agreement to confirm the rights, obligations and liabilities of Signature (as the successor to Fall Creek), as the Seller under the Fall Creek Purchase and the Fall Creek Commitment Agreement, and all documents and instruments executed in connection therewith.

          NOW, THEREFORE, in consideration of the foregoing Recitals and all covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Signature hereby state, confirm and agree as follows:

                               A G R E E M E N T

     1.   ASSUMPTION OF FALL CREEK LOAN.
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          1.1  Definitions.  Unless specifically defined herein, all initial
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     capitalized terms used in this SECTION 1 shall have the same meaning as set forth in the Fall Creek Commitment Agreement. The following terms shall have the meanings ascribed to them below:

               1.1.1 "Fall Creek Loan Documents" shall mean, collectively, the Fall Creek Commitment Agreement, the Purchased Property, the Records, all documents delivered in connection with each Portfolio purchase (as defined and set forth in the Fall Creek Commitment Agreement), together with any and all renewals, extensions, amendments, replacements, restatements, supplements or modifications, whether now or hereafter existing.
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               1.1.2  "Fall Creek Obligations" shall mean and refer to each and every obligation, duty, covenant, undertaking and condition which Fall Creek is required or has agreed to perform under the Fall Creek Loan Documents, and each and every other obligation of Fall Creek under the Fall Creek Commitment Agreement now or hereafter owing to Lender.

          1.2  Assumption of Fall Creek Obligations.  Signature hereby assumes
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     all obligations of Fall Creek under the Fall Creek Loan Documents for the payment of the Fall Creek Commitment Agreement and any and all other indebtedness created or evidenced thereby and for the performance and observance of all the covenants, provisions, representations, warranties and agreements of the Seller under the Fall Creek Loan Documents as if Signature were an original party thereto.

          1.3  Consent by Lender.  Lender hereby consents to the transfer to and
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     assumption by Signature of all of the Fall Creek Obligations and Lender
     hereby agrees from and after the date hereof to recognize Signature as the "Seller" under the Fall Creek Loan Documents. Such consent shall not constitute a consent to any further transfer or assignment of the Fall Creek Obligations or for any other transfer, assignment or transaction for which Lender's consent is required under the Fall Creek Loan Documents.

          1.4  Representations, Warranties, Acknowledgments, Covenants and
               -----------------------------------------------------------
     Agreements Relating to the Fall Creek Loan.  As a material inducement to
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     Lender to enter into this Agreement, and acknowledging Lender's reliance upon the truth and accuracy thereof, and in addition to the representations, warranties, acknowledgments, covenants and agreements set forth in SECTION 2 below, Signature hereby represents, warrants, acknowledges, covenants and agrees that:

               1.4.1  The Fall Creek Obligations are just and owing.

               1.4.2 The obligation of Signature to repay and perform the Fall Creek Obligations is absolute, irrevocable and unconditional and there exists no right of setoff or recoupment, counterclaim or defense of any nature whatsoever to the payment and performance of the Fall Creek Obligations.

               1.4.3 Signature hereby ratifies, reaffirms, acknowledges and agrees that the Fall Creek Obligations and the Fall Creek Loan Documents represent the valid, enforceable and collectible obligations of Signature and, as of the date hereof, there exists no claims or defenses (personal or otherwise) whatsoever with respect to the Fall Creek Obligations. Signature further acknowledges and represents that no event has occurred and no condition exists that, after notice or lapse or time, or both, would constitute a default under the Fall Creek Loan Documents.

               1.4.4 Signature and Lender acknowledge and agree that all terms, conditions and provisions of the Fall Creek Loan Documents are continued in full force and effect and remain unaffected and unchanged except as may be modified or amended by this Agreement; this Agreement in no way acts as a release or relinquishment of, and in no way affects, the liens, security interests and rights created by or arising under any of the Fall Creek Loan Documents or the priority thereof. Such liens, security interests and rights are hereby ratified, confirmed, renewed and extended in all respects.

          1.5  Amendments and Modifications to Fall Creek Loan Documents.  The
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     Fall Creek Loan Documents are hereby amended and modified in the following respects:

               1.5.1 All references in the Fall Creek Loan Documents to the term "Seller" shall hereinafter be deemed to mean and refer to Signature.
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               1.5.2  Paragraph 6(a) of the Fall Creek Commitment Agreement is
          hereby modified and restated in its entirety to read as follows:

          "Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and is qualified to do business in the State of Missouri."

     2.   ADDITIONAL REPRESENTATIONS, WARRANTIES, ACKNOWLEDGMENTS, COVENANTS AND
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     AGREEMENTS OF SIGNATURE.
     -----------------------

          As a material inducement to Lender to enter into and grant the consents set forth in this Agreement, and acknowledging Lender's reliance upon the truth and accuracy thereof, and Signature's agreement to act in accordance herewith, Signature hereby represents, warrants, acknowledges, covenants and agrees that:

          2.1  The Recitals set forth in this Agreement are true and correct.

          2.2 This Agreement and all other documents and instruments executed by Signature in connection herewith have been authorized by all necessary action and, when executed, will be the legal, valid and binding obligations of Signature enforceable against Signature in accordance with their respective terms.

          2.3 Signature's execution, delivery and performance of this Agreement will not (a) violate any law, rule, regulation or court order to which Signature is subject, (b) conflict with or result in a breach of Signature's Articles of Incorporation or Bylaws or any agreement or instrument to which Signature is a party or by which it or its properties are bound, or (c) result in the creation or imposition of any lien, security interest or encumbrance on any property, whether now owned or hereafter acquired, other than the liens in favor of Lender.

          2.4 Signature is a corporation, validly existing and in good standing under the laws of the State of Maryland. Signature is, and will remain so during any period of time it has any outstanding obligations to Lender, qualified to do business and in good standing in each jurisdiction where Signature is doing business or where the location or nature of the properties or business of Signature make such qualification necessary.

          2.5 Signature and its Related Entities (as hereinafter defined) shall each maintain, during any period of time in which any of the Fall Creek Obligations remain outstanding, separate internally-prepared financial statements with respect to the separate operations of such entities and each of its respective properties, notwithstanding that Signature and any Related Entities may maintain consolidated financial statements for other purposes.

          2.6 Neither Signature nor any Related Entities have paid or shall pay any secured or unsecured debts or obligations of the other, except to the extent any such obligations also constitute direct, contractual obligations of Signature or any Related Entity under a guarantee or otherwise.

          2.7 Other than distributions to shareholders or partners and repayment of bona fide debt owed to a Related Entity, Signature shall not transfer any funds to or accept a transfer of any funds from any Related Entity without contemporaneous written documentation clearly identifying that the transfer constitutes a loan or capital investment and, if the transfer is a loan, the specific repayment terms thereof.

          2.8 Signature has not taken and shall not take any action or omit to take any action that could reasonably be expected to cause its creditors or the creditors of any Related Entity to be confused as to which entity the creditor is dealing with.
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          2.9  Signature and all Related Entities were adequately capitalized as of the date of their creation or organization and shall continue to remain adequately capitalized so long as any obligations of Signature remain outstanding to Lender.

          For the purposes of this Agreement, the term "Related Entities" shall mean any corporation, partnership, limited liability company or other entity of which Signature owns a controlling interest or otherwise controls, either directly or indirectly, the operations of such entity, and any corporation, partnership, limited liability company or other entity which owns a controlling interest in or otherwise controls, either directly or indirectly, the operations of Signature. For the purposes of this Agreement, the following entities shall be deemed to be "Related Entities" of Signature: AKGI-Sint Maarten, N.V., a Netherlands Antilles corporation; Grand Beach Resort, Limited Partnership, a Georgia limited partnership; Port Royal Resort, L.P., a South Carolina limited partnership; Lake Tahoe Resort Partners, L.L.C., a California limited liability company; and Kabushiki Gaisha Kei, L.L.C., a California limited liability company. Each of the representations, warranties, acknowledgments, covenants and agreements set forth in this SECTION 2 shall be deemed to be a part of the covenants and obligations of Signature as Seller under the Fall Creek Commitment Agreement as if the same were set forth in their entirety in the Fall Creek Loan Documents.

     3.   GENERAL.
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          3.1  Signature shall execute and deliver such additional documents and do such further acts as Lender may reasonably require to fully implement the intent of this Agreement, including, without limitation, the execution by Signature and delivery to Lender of fully-executed UCC Financing Statement Change forms or new UCC Financing Statements as Lender may require to continue perfection of all security interests in favor of Lender, within thirty (30) days after Signature's receipt of such documents from Lender.

          3.2 Signature shall pay all costs and expenses including, but not limited to, recording fees, title insurance premiums and reasonable attorney's fees incurred by Lender in connection herewith, whether or not all of the conditions described in this paragraph are satisfied.

          3.3 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns.

          3.4 This Agreement shall be governed and construed in accordance with the laws of the State of Arizona.
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     [Signature page of Resort Capital Corporation/Signature Resorts, Inc.
     Assumption Agreement]

     IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

                              RESORT CAPITAL CORPORATION,
                              a Delaware corporation


                              By:______________________________

                                Its:___________________________



                              SIGNATURE RESORTS, INC.,
                              a Maryland corporation


                              By:______________________________

                                Its:___________________________